ASSOCIATED ESTATES REALTY CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

(as amended December 2009)

Associated Estates Realty Corporation (the “Company”) has established a Directors’ Deferred Compensation Plan (the “Plan”) to assist it in attracting and retaining persons of competence and stature to serve as Independent Directors by giving those directors the option of deferring receipt of the fees payable and awards granted to them by the Company for their services as directors and creating an opportunity for appreciation of fees and awards deferred based on appreciation of the Company’s Common Shares.

Therefore, the Company hereby adopts the Plan as hereinafter set forth:

1.         Effective Date.  Terms of the Plan, as amended, will be effective for all director’s fees and awards deferred with respect to periods commencing with the Company’s fiscal quarter that begins January 1, 2010 and for all previous deferral elections with a designated Distribution Commencement Date after December 31, 2010.

 2.        Participation.  Each director of the Company who (a) is duly elected to the Company’s Board of Directors and (b) receives fees and awards for services as a director (an “Eligible Director”), may elect to defer receipt of fees or awards otherwise payable to that director, as provided for in the Plan.  Each Eligible Director who elects to defer fees or awards will be a Participant in the Plan.

3.         Administration.  The Company’s Board of Directors appoints Jeffrey I. Friedman, Lou Fatica and Dan Gold, officers of the Company who are not eligible to become Participants, to act as the Administrators of the Plan (the “Administrators”).  The Administrators will serve at the pleasure of the Board of Directors and will administer, construe and interpret the Plan.  The Administrators will not be liable for any act done or determination made in good faith.  The Board of Directors has the power to designate additional or replacement Administrators at its discretion.

4.         Deferrals.

                                    (a)        Deferral Election.  Prior to January 1 of each year, any Eligible Director may file with the Administrators of the Plan, an election in writing to participate in the Plan and to defer all or a portion of the fees or awards, or both, otherwise payable to that director for that year or for that year and succeeding years (a “Deferral Election”).    A director who first becomes eligible to participate after January 1 of a given year may make a Deferral Election for the portion of the year in which that director first became eligible with respect to awards granted or fees for services to be rendered after the date of that election.  When a Deferral Election is filed, an amount equal to all or a portion (as designated in the Deferral Election) of the fees or awards otherwise payable to a Participant for the year (or portion thereof) or for that year and for succeeding years (as designated in the Deferral Election) will be credited to a deferral account maintained on behalf of that Participant (a “Deferral Account”).  A Deferral Election must also state the Distribution Commencement Date (defined in paragraph 5) and method of distribution (lump sum or four equal annual installments).

                                    (b)        Accounting.  The Deferral Accounts will be maintained by the Company and will list and reflect each Participant’s credits and valuations.  The Company will provide each Participant an annual statement of the balance in that Participant’s Deferral Account.  The Company will credit to each Participant’s Deferral Account an amount equivalent to the fees or award that would have been paid to the Participant if the Participant had not elected to participate in the Plan.  The credit will be made on the date on which the fee or award would have been paid absent a Deferral Election.  No funds or securities will be segregated into the Deferral Account of Participants; the Deferral Accounts represent a general unsecured obligation of the Company.

                                    (c)        Valuation.  Amounts credited to a Deferral Account of that Participant will be assigned a number of Share Units (including fractions of a Share) determined by dividing the amount credited to the Deferral Account, whether in lieu of payment of fees for service as a director, an award to the director or as a dividend or other distribution attributable to those Share Units, by the Fair Market Value of the Company’s Common Shares (as defined below) on the date of credit.  Fair Market Value of the Company’s Common Shares means:  (i) the closing price of the Company’s Common Shares on the principal exchange on which the Company’s Common Shares are then trading, if any, on the date of credit, or, if shares were not traded on the date of credit, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Shares are not traded on an exchange but are quoted on a quotation system, the mean between the closing representative bid and asked prices (in all other cases) for the Common Shares on the date of credit as reported by the quotation system, or (iii) if the Common Shares are not publicly traded on an exchange and not quoted on a quotation system, the mean between the closing bid and asked prices for the Common Shares, on the date of credit, as determined in good faith by the Chief Financial Officer; or (iv) if the Company’s Common Shares are not publicly traded, the fair market value established by the Chief Financial Officer acting in good faith.  Each Share Unit will have the value of a Common Share of the Company.  The number of Share Units will be adjusted to reflect stock splits, stock dividends or other capital adjustments effected without receipt of consideration by the Company.

5.         Distribution.  A Participant must elect in writing, at the time each Deferral Election is made under subparagraph 4(a), the date on which distribution of the amounts credited to the Participant’s Deferral Account to which that Deferral Election relates will commence (the “Distribution Date”) and the method of distribution, as permitted hereunder.  Payment may be made in one lump sum or four equal annual installments based on the number of Share Units attributable to the applicable Deferral Election. One Common Share will be issued for each Share Unit held as of the business day immediately preceding the applicable Distribution Date.  The Distribution Date(s) and method of distribution of benefits may vary with each separate Deferral Election, but each Deferral Election will be irrevocable.  If the Distribution Date is the date the director ceases to serve as a Director, the issuance of Common Shares will be made as soon as practicable after such date.

6.         Death or Disability.

                                    (a)        In the event a Participant’s service is terminated by reason of death or disability prior to the distribution of any portion of that Participant’s Deferral Account, the Company will, within ninety (90) days of the date of service termination, commence distribution of amounts credited to the Deferral Account to the Participant (or to the beneficiary or beneficiaries in the event of death).  Distribution will be made in accordance with the method of distribution elected by the Participant pursuant to paragraph 5 hereof.  In the event a Participant’s death or disability occurs after distribution of amounts credited to the Deferral Account hereunder has begun, the Company will continue to make distributions to the Participant (or to the beneficiary or beneficiaries in the event of death) in accordance with the methods of distribution elected by the Participant pursuant to paragraph 5 hereof.

                                    (b)        Each Participant has the right to designate one or more beneficiaries to receive distributions in the event of Participant’s death by filing with the Company a Beneficiary Designation Form.  The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to that Participant’s death by the delivery to the Company of a new Beneficiary Designation Form.  If no beneficiary has been designated, or if no designated beneficiary survives the Participant, distributions pursuant to this provision will be made to the Participant’s estate.

7.         Assignment and Alienation of Benefits.  The right of each Participant to any account, benefit or payment hereunder will not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of that Participant; and no account, benefit or payment will be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

8.         Amendment or Termination.  The Board of Directors of the Company may amend or terminate this Plan at any time and from time to time.  Any amendment or termination of this Plan will not affect the rights of a Participant accrued prior thereto without that Participant’s written consent.

9.         Taxes.  The Company is not responsible for the tax consequences under federal, state or local law of any election made by any Participant under the Plan.  All payments under the Plan are subject to withholding and reporting requirements to the extent permitted by applicable law.

10.        No Right to Continued Membership on the Board.  Nothing in this Plan confers upon any director any right to continue as a director of the Company or interferes with the rights of the Company and its shareholders, which are hereby expressly reserved, to remove any director at any time for any reason whatsoever, with or without cause.

11.        Investment Representation, Approvals and Listing.  The Administrators may, if they deem appropriate, condition the issuance of any Common Shares hereunder upon receipt of the following or any substantially similar investment representation from the Participant:

“I agree that any Common Shares of Associated Estates Realty Corporation which I may acquire by in connection with the Directors Deferred Compensation Plan shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares have become effective so as to permit the sale or other disposition of said Common Shares by me; or (ii) there is presented to Associated Estates Realty Corporation an opinion of counsel satisfactory to Associated Estates Realty Corporation to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended.”

The Company shall not issue any certificate or certificates for Common Shares under (or pursuant to) this Plan prior to (i) the obtaining of any approval from any governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Administrator shall, in its sole discretion, determine to be necessary or advisable or the determination by the Administrator, in its sole discretion, that any registration or other qualification of the Common Shares are not necessary or advisable; or (iv) the obtaining of an investment representation from the Participant in the form stated above or in such other form as the Administrator, in its sole discretion, shall determine to be adequate.

12.        Applicable Law.  This Plan is governed under the laws of the State of Ohio.